Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of January 21, 2015 is made by and among STARBUCKS CORPORATION, a Washington corporation (the “Company”), BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent for the Lenders (defined below) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement as defined below.

W I T N E S S E T H:

WHEREAS, the Company, Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders from time to time party thereto (collectively, the “Lenders”) have entered into that certain Credit Agreement dated as of February 5, 2013, as amended by Amendment No. 1 to Credit Agreement dated as of November 15, 2013 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders have made available to the Company a multicurrency revolving credit facility, including a letter of credit facility and a swing line facility; and

WHEREAS, the Company has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	The definition of “Applicable Rate” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Fixed Charge Coverage Ratio and the Debt Rating as set forth below:

Applicable Rate

Pricing Level	Fixed Charge Coverage Ratio	Debt Ratings S&P/Moody’s	Facility Fee	Eurocurrency Rate Loans + Letter of Credit Fee	Base Rate Loans
I	Greater than or equal to 4.50x	> A+ / A1	0.060%	0.565%	0.000%
II	Greater than or equal to 4.25x but less than 4.50x	A / A2	0.070%	0.680%	0.000%
III	Greater than or equal to 4.00x but less than 4.25x	A-/ A3	0.090%	0.910%	0.000%
IV	Greater than or equal to 3.50x but less than 4.00x	BBB+ / Baa1	0.125%	1.000%	0.000%
V	Greater than or equal to 3.00x but less than 3.50x	BBB / Baa2	0.150%	1.100%	0.100%
VI	Less than 3.00x	< BBB-/ Baa3	0.200%	1.300%	0.300%

As of the Second Amendment Effective Date, the Applicable Rate will be determined based upon the Consolidated Fixed Charge Coverage Ratio as specified in the certificate delivered pursuant to Section 2(a)(ii) of the Second Amendment. If, as of any date of determination, the Consolidated Fixed Charge Coverage Ratio corresponds to a Pricing Level different than the Pricing Level corresponding to the Debt Rating issued at the time of calculation of such ratio, then the lower of such two Pricing Levels (with Pricing Level I being the lowest and the Pricing Level VI being the highest) will apply, unless there is a split of more than one level in corresponding Pricing Levels, in which case the Pricing Level that is one level higher than the lower Pricing Level will apply. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating will be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change, and any change in the Applicable Rate resulting from a change in the Consolidated Fixed Charge Coverage Ratio will become effective as of the first Business Day after the date on which such Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level VI will apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. In the event that a Debt Rating has not been issued as of any date of determination, the Pricing Level corresponding to the Consolidated Fixed Charge Coverage Ratio as of such date of determination shall apply. In the event that only one Debt Rating has been issued as of any date of determination, that Debt Rating shall apply.

(b)	The definition of “Base Rate” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America will take effect at the opening of business on the day specified in the public announcement of such change, which date will not be earlier than the date of the public announcement.

(c)	The definition of “Committed Loan Notice” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which will be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

(d)	The definition of “Eligible Assignee” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (provided that the Company will be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof) (each such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” will not include (x) the Company or any of the Company’s Affiliates or Subsidiaries, (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural person); and provided further, however, that an Eligible Assignee will include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the Company without the imposition of any additional Indemnified Taxes.

(e)	The definition of “Eurocurrency Rate” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Eurocurrency Rate” means:

(a) With respect to any Credit Extension:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii) denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iv) with respect to a Credit Extension denominated in Hong Kong Dollars, the rate per annum equal to the Hong Kong Interbank Offered Rate (“HIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Hong Kong time) on the Rate Determination Date with a term equivalent to such Interest Period;

(v) with respect to a Credit Extension denominated in Singapore Dollars, the rate per annum equal to the Singapore Interbank

Offered Rate (“SIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Singapore time) on the Rate Determination Date with a term equivalent to such Interest Period;

(vi) with respect to a Credit Extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.05; and

(b) for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and provided, further that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(f)	The definition of “Maturity Date” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Maturity Date” means the later of (a) January 21, 2020 and (b) if maturity is extended pursuant to Section 2.18 such extended maturity date as determined pursuant to such Section; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(g)	The definition of “Responsible Officer” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Responsible Officer” means the president and chief executive officer, chief operating officer, executive vice president and chief financial officer, executive vice president, general counsel and secretary, or the vice president and treasurer of the Company and, solely for purposes of notices given pursuant to Article II, any other officer of the Company so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Company designated in or pursuant to an agreement between the Company and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Company will be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer will be conclusively presumed to have acted on behalf of the Company.

(h)	The definition of “Swing Line Loan Notice” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which will be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

(i)	Section 1.01 is amended by adding the following new definitions in proper alphabetical order:

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means each of the following currencies: US Dollars; Euro; Pound Sterling; Swiss Franc; and Yen; in each case as long as there is a published LIBOR rate with respect thereto.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Second Amendment” means that certain Amendment No. 2 to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Company, the Administrative Agent and the Lenders signatory thereto.

“Second Amendment Effective Date” means January 21, 2015.

(j)	Section 2.02(a) is deleted in its entirety and the following is inserted in lieu thereof:

(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans will be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed

Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars or of any conversion of Eurocurrency Rate Committed Loans denominated in US Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Committed Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, whereupon the Administrative Agent will give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, the Administrative Agent will notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans will be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Committed Borrowing of or conversion to Base Rate Committed Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice will specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which will be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested will be made in US Dollars. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice, then the applicable Committed Loans will be made as Base Rate Loans. If the Company fails to give timely notice requesting a conversion or continuation of a Eurocurrency Rate Committed Loan, such Eurocurrency Rate Committed Loan will be continued with an Interest Period of one month and in its original currency. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(k)	Section 2.05(b) is deleted in its entirety and the following is inserted in lieu thereof:

(b) Borrowing Procedures. Each Swing Line Borrowing will be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and will specify (i) the amount to be borrowed, which will be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which will be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(l)	Section 2.06(a) is deleted in its entirety and the following is inserted in lieu thereof:

(a) The Company may, upon notice from it to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in US Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Committed Loans denominated in US Dollars will be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies will be in a minimum principal amount of the US Dollar Equivalent of $5,000,000 or a whole multiple of the US Dollar Equivalent of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice will specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Committed Loans are to be prepaid, the Interest Period(s) of such Loans; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, it will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Committed Loan will be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment will be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(m)	Section 2.11(a) is deleted in its entirety and the following is inserted in lieu thereof:

(a) All computations of interest for Base Rate Loans will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest will be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest will accrue on each Loan for the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made will, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

(n)	Section 2.18(a) is deleted in its entirety and the following is inserted in lieu thereof:

(a) Requests for Extension. The Company may, not more than two times, by notice to the Administrative Agent not earlier than 60 days and not later than 45 days prior to the first or second (as applicable) anniversary of the Second Amendment Effective Date (each such anniversary being a “Modification Date”) request that each Lender extend such Lender’s Maturity Date for an additional year from the Maturity Date then in effect hereunder (the “Existing Maturity Date”). The Administrative Agent shall promptly notify each Lender of the Company’s request for such extension (the date such notice is given being referred to herein as the “Notice Date”).

(o)	Section 6.02 is amended by deleting the penultimate paragraph and inserting the following in lieu thereof:

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02 (provided that the Company will notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents); (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c), on which such items have been made available on the SEC website. Except with respect to Compliance Certificates, the Administrative Agent will have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(p)	Section 10.02(c) is deleted in its entirety and the following is inserted in lieu thereof:

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event will the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic platform or electronic messaging service or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event will any Agent Party have any liability to the Company, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(q)	Section 10.06(e) is deleted in its entirety and the following is inserted in lieu thereof:

(e) Participations. Any Lender may at any time, without the consent of, or notice to, the Company, Administrative Agent, Swing Line Lender or L/C Issuer, sell participations to any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement will remain unchanged, (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Lenders and the L/C Issuer will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation will provide that such Lender will retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (f) of this Section, the Company agrees that each Participant will be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that (a) such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (b) a Lender is requesting, on behalf of a Participant, payment of an amount contemplated by Section 3.01, 3.04 or 3.05. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(r)	Section 10.06(g) is deleted in its entirety and the following is inserted in lieu thereof:

(g) Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers, notices and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Delivery of Assignment and Assumptions, Committed Loan Notices, Swing Line Loan Notices, and amendments and other modifications, waivers, notices and consents related to this Agreement may be delivered to the Administrative Agent by telecopy, facsimile or other electronic imaging means (e.g., “pdf” or “tif”) and will be effective as delivery of a manually executed counterpart of such document.

2. Conditions Precedent. The effectiveness of this Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent (the first date on which such conditions have been satisfied, the “Amendment Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)	one or more counterparts of this Amendment, duly executed by the Company, the Administrative Agent and each of the Lenders; and

(ii)	a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on September 28, 2014, signed by a Responsible Officer of the Company;

(iii)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably require; and

(b)	unless waived by the Administrative Agent, all fees and expenses of the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.	Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	After giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (ii) no Default exists.

(b)	Since the date of the Audited Financial Statements, no act, event, condition or circumstance has occurred or arisen which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(c)	This Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

4.	Entire Agreement. This Amendment constitutes a Loan Document and, together with all other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.	Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic imaging means (e.g., “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of this Amendment.

7.	Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

8.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.	References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

10.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

11.	FATCA. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

12.	No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Credit Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

STARBUCKS CORPORATION

By:	/s/ Drew Wolff
Name:	Drew Wolff
Title:	vice president and treasurer

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Ronaldo Naval
Name:	Ronaldo Naval
Title:	Vice President

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Aron Frey
Name:	Aron Frey
Title:	Assistant Vice President

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

WELLS FARGO BANK, N.A.

By:	/s/ Sid Khanolkar
Name:	Sid Khanolkar
Title:	Director

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

CITIBANK, N.A.

By:	/s/ Carolyn Kee
Name:	Carolyn Kee
Title:	Vice President

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

GOLDMAN SACHS BANK USA

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark D. Rodgers
Name:	Mark D. Rodgers
Title:	Vice President

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

THE BANK OF NOVA SCOTIA

By:	/s/ Winston Lua
Name:	Winston Lua
Title:	Director

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

JPMORGAN CHASE BANK, N.A.

By:	/s/ Barry Bergman
Name:	Barry Bergman
Title:	Managing Director

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Christine Howatt
Name:	Christine Howatt
Title:	Authorized Signatory

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Thomas A. Foley
Name:	Thomas A. Foley
Title:	Managing Director

Starbucks Corporation

Amendment Agreement No. 2

Signature Page

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Matthew Gregg
Name:	Matthew Gregg
Title:	Vice President

By:	/s/ Gillian Dickson
Name:	Gillian Dickson
Title:	Executive Director

Starbucks Corporation

Amendment Agreement No. 2

Signature Page